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                                                                     EXHIBIT 5.1

                          [PATTON BOGGS LLP LETTERHEAD]



September 2, 2003




Board of Directors
Vineyard National Bancorp
9590 Foothill Boulevard
Rancho Cucamonga, California 91730

      Re:   Registration Statement on Form S-2

Dear Ladies and Gentlemen:

      We have acted as special counsel to Vineyard National Bancorp (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-2 (the "Registration Statement") relating to the issuance of up to 1,150,000 shares of ___% Series B Noncumulative Convertible Preferred Stock, no par value, ("Series B Preferred Stock") of the Company. We further understand that up to an aggregate of 1,437,500 shares of the Company's common stock, no par value, ("Common Stock") will be issuable upon conversion of the Series B Preferred Stock. We have been requested to render our opinion as special counsel as to the validity of the Series B Preferred Stock and the Common Stock issuable upon conversion of the Series B Preferred Stock. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, we are of the opinion that:

      1. The Series B Preferred Stock, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

      2. The Common Stock that may be issued from time to time upon the conversion of the Series B Preferred Stock, when issued and delivered in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

      The opinion which we render herein is limited to those matters governed by the federal laws of the United States and the laws of the State of California as of the date hereof and we do not express any opinion as to the laws of any other jurisdiction. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be
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September 2, 2003
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changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with California securities or "blue sky" laws and the opinions set forth herein are qualified in that respect.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof.

                                                     PATTON BOGGS LLP

                                                     /S/ PATTON BOGGS LLP